CUSIP No. 45323j103	13G	Page 1 4 of 17

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Imprivata, Inc.

EXECUTED this 10th day of February, 2016

GENERAL CATALYST GROUP II, L.P.

By:	GENERAL CATALYST PARTNERS II, L.P.
its General Partner

	By:	GENERAL CATALYST GP II, LLC
its General Partner

By: *
William J. Fitzgerald
Member and Chief Operating Officer

GC ENTREPRENEURS FUND II, L.P.

By:	GENERAL CATALYST PARTNERS II, L.P.
its General Partner

	By:	GENERAL CATALYST GP II, LLC
its General Partner

By: *
William J. Fitzgerald
Member and Chief Operating Officer

GENERAL CATALYST PARTNERS II, L.P.

By:	GENERAL CATALYST GP II, LLC
its General Partner

By: *
William J. Fitzgerald
Member and Chief Operating Officer

CUSIP No. 45323j103	13G	Page 15 of 17

GENERAL CATALYST GP II, LLC

By:	*
William J. Fitzgerald
Member and Chief Operating Officer

By:	*
Joel E. Cutler

By:	*
David P. Fialkow

By:	*
David J. Orfao

*By:	/s/ Christopher McCain
Christopher McCain
As attorney-in-fact

This Agreement was executed by Christopher McCain on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 3.